As filed with the Securities and Exchange Commission on December 13, 2006
                                                     Registration No. 333-
==========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933


                     FINANCIAL FEDERAL CORPORATION
        (Exact name of registrant as specified in its charter)

             Nevada                             88-0244792
  (State or other jurisdiction       (IRS Employer Identification No.)
of incorporation or organization)

                 733 Third Avenue, New York, NY  10017
          (Address of principal executive offices) (Zip Code)


                       2006 Stock Incentive Plan
          Amended and Restated 2001 Management Incentive Plan
                       (Full title of the Plans)


                            Troy H. Geisser
                  Senior Vice President and Secretary
                     Financial Federal Corporation
                 733 Third Avenue, New York, NY  10017
                (Name and address of agent for service)

                            (212) 599-8000
     (Telephone number, including area code, of agent for service)

                               Copy to:
                        Jonathan M. Ocker, Esq.
                  Orrick, Herrington & Sutcliffe LLP
              405 Howard Street, San Francisco, CA 94105
                            (415) 773-5700

                    CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                       Proposed         Proposed
      Title of Securities            Amount            Maximum           Maximum
            to be                    to  be         Offering Price      Aggregate           Amount of
          Registered               Registered (1)     Per Share       Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock $0.50 par value per     2,500,000        $ 28.96 (2)     $ 72,400,000 (2)       $ 7,747
share (2006 Stock Incentive Plan)

Common Stock $0.50 par value per       750,890        $ 28.96 (2)     $ 21,745,774 (2)       $ 2,327
share (Amended and Restated 2001
Management Incentive Plan)

TOTAL:                               3,250,890                        $ 94,145,774           $10,074
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933 as amended, this Registration Statement also covers additional securities that may be issued under the 2006 Stock Incentive Plan or Amended and Restated 2001 Management Incentive Plan as a result of stock splits, stock dividends or similar transactions.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($29.13) and low ($28.78) prices per share of Common Stock of Financial Federal Corporation on December 12, 2006, as reported by The New York Stock Exchange.

                                PART I
         Information Required in the Section 10(a) Prospectus

Item 1.   Plan Information*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information*
          -----------------------------------------------------------

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.


                                PART II

          Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

      The following documents filed by the Registrant under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      a. The Registrant's Annual Report filed on October 11, 2006 on Form 10-K for the fiscal year ended July 31, 2006;

      b. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since July 31, 2006; and

      c. The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed on July 13, 1998, including any amendment or report filed for the purpose of updating such description.


      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities
         -------------------------

    Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

    Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

   Section   78.7502   of  the  Nevada  Revised  Statutes   permits   a
corporation to provide discretionary indemnification to any person against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, judgments, fines and amounts paid in settlements, if such indemnified person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

   With respect to any threatened, pending or completed action or suit by or in the right of the corporation, Section 78.7502 also permits a corporation to provide discretionary indemnification if such indemnified person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines otherwise in light of all the circumstances.

   Section 78.7502 provides for mandatory indemnification against expenses, including attorney's fees, actually and reasonably incurred by such indemnified person in connection with the defense, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein.

   Section 78.751 of the Nevada Revised Statutes permits a corporation to include in its articles of incorporation, bylaws, and/or agreements between the corporation and its directors, officers, employees or agents provisions expanding the scope of indemnification beyond that specifically provided by current law, except that unless ordered by a court or for the advancement of certain expenses, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 78.752 of the Nevada Revised

Statutes permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any such indemnified persons.

   The Ninth and Tenth Articles of Financial Federal Corporation's Restated Articles of Incorporation provide for the indemnification of directors and other persons to the fullest extent permitted by the General Corporation Law of Nevada.

   Article V, Section 5 of Financial Federal Corporation's Bylaws provides that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of Financial Federal Corporation or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The Registrant has also entered into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in the By-laws and Restated Articles of Incorporation. These agreements, among other things, provide that the Registrant will indemnify, to the fullest extent permitted by Nevada law, its directors and officers for certain expenses, including attorneys' fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of its directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant's request. The agreements also (i) provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company (ii) provide for advancing expenses incurred by the indemnitee for any covered proceeding and
(iii) establish procedures and presumptions to determine whether the indemnitee is entitled to indemnification.

   The Registrant's officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which the Registrant grants them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

    Not applicable.

Item 8.  Exhibits
         --------

Exhibit Number   Name
--------------   ----
           5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.
          23.1   Consent of KPMG LLP.
          23.2   Consent  of  Orrick, Herrington & Sutcliffe  LLP
                 is contained in Exhibit 5.1.
          24.1   Power of Attorney is included on signature  page
                 of this Registration Statement.

Item 9.  Undertakings
         ------------

     (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 12, 2006.

                         FINANCIAL FEDERAL CORPORATION


                         By:  /s/ PAUL R. SINSHEIMER
                                  --------------------------------
                                  Paul R. Sinsheimer
                                  President and Chief Executive Officer


                           POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

           That the undersigned officers and directors of Financial Federal Corporation, a Nevada corporation, do hereby constitute and appoint Paul R. Sinsheimer and Troy H. Geisser, or any of them, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signatures                  Title               Date
        ----------                  -----               ----

/s/ PAUL R. SINSHEIMER      President and Chief    December 12, 2006
------------------------    Executive Officer and
Paul R. Sinsheimer          Chairman of the Board
                            of Directors
                            (Principal Executive
                            Officer)

/s/ STEVEN F. GROTH         Senior Vice President  December 12, 2006
------------------------    and Chief Financial
Steven F. Groth             Officer (Principal
                            Financial Officer)

/s/ DAVID H. HAMM           Vice President,        December 12, 2006
------------------------    Treasurer and
David H. Hamm               Controller (Principal
                            Accounting Officer)

/s/ LAWRENCE B. FISHER            Director         December 12, 2006
------------------------
Lawrence B. Fisher

/s/ MICHAEL C. PALITZ             Director         December 12, 2006
------------------------
Michael C. Palitz

/s/ LEOPOLD SWERGOLD              Director         December 12, 2006
------------------------
Leopold Swergold

/s/ H. E. TIMANUS, JR.            Director         December 12, 2006
------------------------
H.E. Timanus, Jr.

/s/ MICHAEL J. ZIMMERMAN          Director         December 12, 2006
------------------------
Michael J. Zimmerman


A majority of the Board of Directors

                             EXHIBIT INDEX

Exhibit Number   Name
--------------   ----
           5.1   Opinion  of  Orrick,  Herrington & Sutcliffe LLP.
          23.1   Consent of KPMG LLP.
          23.2   Consent  of  Orrick,  Herrington & Sutcliffe LLP
                 is  contained in Exhibit 5.1.
          24.1   Power  of  Attorney is  included  on signature
                 page of this Registration Statement.